Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On November 26, 2014, the Chinese State Administration for Industry & Commerce (SAIC) issued a new business license for Cooper Chengshan (Shangdong) Tire Company Ltd. (“CCT”) and on November 30, 2014, Cooper Tire & Rubber Company (the “Company”) completed the sale of its 65 percent ownership interest in CCT to Prairie Investment Limited, a wholly owned subsidiary of Chengshan Group Company Ltd. (“Chengshan”), all in accordance with the previously announced option agreement between the Company and Chengshan, which we refer to as the “Sale”. The option agreement provided Chengshan a limited contractual right to purchase the Company’s 65 percent equity interest in CCT. The purchase price was based upon the fair market value of CCT on a stand-alone basis as determined by an internationally recognized valuation firm. Under the terms of the agreement, the Company received approximately $262 million, in cash, net of taxes and including dividends.

Basis of preparation

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from the Company’s historical Consolidated Financial Statements and are being presented to give effect to the Sale. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical Consolidated Financial Statements and accompanying notes in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, each as filed with the U.S. Securities and Exchange Commission on March 14, 2014 and November 7, 2014, respectively.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and for the fiscal year ended December 31, 2014, reflect the Company’s results as if the Sale had occurred on January 1, 2013, and do not reflect the nonrecurring gain on sale directly attributable to the sale or assume any interest income on cash proceeds. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 gives effect to the Sale as if it occurred on September 30, 2014.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are subject to the assumptions and adjustments described in the accompanying notes. Given the information available at this time, the Company’s management believes that these assumptions and adjustments are reasonable under the circumstances.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect material non-recurring charges following the Sale as the Company does not anticipate incurring any such charges following the Sale.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Sale occurred as of and for the periods indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and information purposes only, and are not necessarily indicative of the Company’s future results of operations or financial condition had the Sale been completed on the dates assumed. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the Sale that are factually supportable, and for purposes of the Statements of Operations, are expected to have a continuing impact on the Company.

Cooper Tire & Rubber Company
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2014
(Dollar amounts in thousands, except per share amounts)

	Cooper Historical (a)	Disposition of CCT (b)		Cooper Adjusted
Net sales	$2,605,225	$(479,240)		$2,125,985
Cost of products sold	2,152,810	(385,904)		1,766,906

Gross profit	452,415	(93,336)		359,079

Selling, general and administrative	205,540	(24,223)		181,317

Operating profit	246,875	(69,113)		177,762

Interest expense	(20,960)	2,043		(18,917)
Interest income	1,088	(554)		534
Other income (expense)	(787)	(332)		(1,119)

Income before income taxes	226,216	(67,956)		158,260

Income tax expense	75,093	(17,412	) (c)	57,681

Net income	151,123	(50,544)		100,579

Net income attributable to noncontrolling shareholders' interests	19,808	(18,287)		1,521

Net income attributable to Cooper Tire & Rubber Company	$131,315	$(32,257)		$99,058

Basic earnings per share:
Net income attributable to Cooper Tire & Rubber Company	$2.10			$1.58

Diluted earnings per share:
Net income attributable to Cooper Tire & Rubber Company	$2.07			$1.56

Weighted average number of shares outstanding (000's):
Basic	62,504			62,504
Diluted	63,473			63,473

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Cooper Tire & Rubber Company
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
(Dollar amounts in thousands, except per share amounts)

	Cooper Historical (a)	Disposition of CCT (b)		Cooper Adjusted
Net sales	$3,439,233	$(639,888)		$2,799,345
Cost of products sold	2,923,042	(529,465)		2,393,577

Gross profit	516,191	(110,423)		405,768

Selling, general and administrative	275,477	(35,637)		239,840

Operating profit	240,714	(74,786)		165,928

Interest expense	(27,906)	3,977		(23,929)
Interest income	810	(341)		469
Other income (expense)	(647)	910		263

Income before income taxes	212,971	(70,240)		142,731

Income tax expense	79,406	(17,794	) (c)	61,612

Net income	133,565	(52,446)		81,119

Net income attributable to noncontrolling shareholders' interests	22,552	(19,322)		3,230

Net income attributable to Cooper Tire & Rubber Company	$111,013	$(33,124)		$77,889

Basic earnings per share:
Net income attributable to Cooper Tire & Rubber Company	$1.75			$1.23

Diluted earnings per share:
Net income attributable to Cooper Tire & Rubber Company	$1.73			$1.21

Weighted average number of shares outstanding (000's):
Basic	63,327			63,327
Diluted	64,282			64,282

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Cooper Tire & Rubber Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2014
(Dollar amounts in thousands, except par value amounts)

	Cooper Historical (d)	Disposition of CCT (b)	Cooper Adjusted
Current assets:
Cash and cash equivalents	$335,778	$171,752 (e)	$507,530
Notes receivable	90,098	(84,799)	5,299
Accounts receivable, net	538,790	(91,541)	447,249
Inventories, at lower of cost or market
Finished goods	437,816	(68,654)	369,162
Work in process	40,983	(7,328)	33,655
Raw materials and supplies	123,210	(28,671)	94,539
	602,009	(104,653)	497,356
Other current assets	94,354	(14,255)	80,099
Total current assets	1,661,029	(123,496)	1,537,533
Property, plant and equipment, at cost:
Land and land improvements	51,195	-	51,195
Buildings	329,790	(52,712)	277,078
Machinery and equipment	1,895,692	(345,469)	1,550,223
Molds, cores and rings	258,282	(43,989)	214,293
	2,534,959	(442,170)	2,092,789
Less accumulated depreciation and amortization	1,563,276	(221,116)	1,342,160
Net property, plant and equipment	971,683	(221,054)	750,629
Goodwill	18,851	-	18,851
Intangibles, net	153,656	(16,506)	137,150
Restricted cash	640	-	640
Deferred income tax assets	100,934	(420)	100,514
Other assets	16,586	-	16,586
Total assets	$2,923,379	$(361,476)	$2,561,903

Current liabilities:
Notes payable	$184,553	$(16,715)	$167,838
Accounts payable	358,320	(102,401)	255,919
Accrued liabilities	264,056	(57,938)	206,118
Income taxes	16,961	(10,691)	6,270
Current portion of long term debt	15,559	(13,304)	2,255
Total current liabilities	839,449	(201,049)	638,400

Long-term debt	325,538	(26,101)	299,437
Postretirement benefits other than pensions	239,282	-	239,282
Pension benefits	249,529	-	249,529
Other long-term liabilities	159,692	-	159,692
Deferred income taxes	6,131	(221)	5,910
Redeemable noncontrolling shareholder interest	168,435	(168,435)	-

Stockholders' equity:
Preferred stock, $1 par value; 5,000,000 shares
authorized; none issued	-	-	-
Common stock, $1 par value; 300,000,000 shares
authorized; 87,850,292 shares issued	87,850	-	87,850
Capital in excess of par value	1,721	-	1,721
Retained earnings	1,790,969	60,793 (f)	1,851,762
Cumulative currency translation adjustment	48,984	(26,463)	22,521
Unrealized gains/(losses) on derivatives	2,693	-	2,693
Unrecognized postretirement benefits	(451,355)	-	(451,355)
	1,480,862	34,330	1,515,192
Less: 29,749,007 common shares in treasury at cost	(587,332)	-	(587,332)
Total parent stockholders' equity	893,530	34,330	927,860
Noncontrolling shareholders' interests in consolidated subsidiaries	41,793	-	41,793
Total stockholders' equity	935,323	34,330	969,653
Total liabilities and equity	$2,923,379	$(361,476)	$2,561,903

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Reflects the historical operating results of the Company as previously reported.

(b)	Represents the adjustments to record the effect of the Sale.

(c)	In determining the tax rate to apply to the Company’s pro forma adjustments, the Company used the applicable statutory rate based on the jurisdiction in which the adjustment occurs.

(d)	Reflects the historical financial position of the Company as previously reported.

(e)	Represents the effect of the contractual cash received as a result of the Sale and final dividend distribution, net of tax withholdings.

(f)	Represents the adjustments to Retained earnings to reflect the estimated gain on the Sale, including income tax effects.